SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016 (May 27, 2016)

ZZLL INFORMATION TECHNOLOGY, INC.

(FKA GREEN STANDARD TECHNOLOGIES, INC.)

 (Exact name of registrant as specified in its charter)

Nevada	333-134991	20-348653
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Unit 1010 Miramar Tower

132 Nathan Road, Tsim Sha Tsui

Kowloon, Hong Kong

Tel: 852 5984 7571

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 19, 2016, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  As a result of the Amendment, the Company has changed its name with the State of Nevada from Green Standard Technologies, Inc. to ZZLL Information Technology, Inc. effective May 27, 2016.  A copy of the Amendment is filed herewith as Exhibit 3.01.

ITEM 8.01 OTHER EVENTS

Corporate Name Change and Symbol Change

On May 19, 2016, the Company’s Board of Directors, having received the written consent of shareholders holding a majority of the Company’s outstanding shares of common stock, approved: (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Green Standard Technologies, Inc. to ZZLL Information Technology, Inc.; and (ii) a change to the Company’s OTC trading symbol.

On June 1, 2016, FINRA announced the effectiveness of the Company’s name change from Green Standard Technologies, Inc. to ZZLL Information Technology, Inc., which shall take effect in the market on June 2, 2016.

Additionally, the Company’s ticker symbol, as of the open of business on June 2, 2016, will change from “GSTC” to “ZZLL.”

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filed

3.01	Articles of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada dated May 19, 2016 (effective May 27, 2016)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZZLL INFORNATION TECHNOLOGY, INC. (FKA GREEN STANDARD TECHNOLOGIES, INC.)
Date: June 1, 2016 By:	/s/ Sean Webster
Sean Webster

President

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